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                                                                    EXHIBIT 99.1


                      COMCAST CORPORATION AND SUBSIDIARIES

                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

                  YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                  (In millions)

                                                        Additions
                                         Balance at     Charged to    Deductions     Balance
                                         Beginning      Costs and        from         at End
                                          of Year        Expenses     Reserves(A)    of Year
Allowance for Doubtful Accounts

2001                                     $ 141.7         $ 86.3         $ 74.1      $  153.9

2000                                       136.6           65.9           60.8         141.7

1999                                       120.7           48.6           32.7         136.6


Allowance for Excess and Obsolete
 Electronic Retailing Inventories

2001                                     $ 105.5         $ 55.1         $ 46.3      $  114.3

2000                                        89.2           46.3           30.0         105.5

1999                                        60.9           61.9           33.6          89.2


(A) Uncollectible accounts and excess and obsolete inventory written off.